Exhibit 99.1


[TUMBLEWEED GRAPHIC OMITTED]

                                                             Investor Contacts:
                                                   Tim Conley, VP Finance & CFO
                                                Tumbleweed Communications Corp.
                                                                   650-216-2000
                                                      tim.conley@tumbleweed.com

                                                    Charles Messman/Todd Kehrli
                                                                  MKR Group LLC
                                                                   818-556-3700
                                                               ir@mkr-group.com


                       TUMBLEWEED REPORTS RECORD REVENUE
                           FOR SECOND QUARTER OF 2006

Revenue Increase of 21% Year-Over-Year; Jim Flatley Appointed as EVP, Worldwide Sales

REDWOOD CITY, CA - JULY 25, 2006 - Tumbleweed(R) Communications Corp. (NASDAQ:
TMWD), a leading provider of email security, secure file transfer, and identity validation products, today reported financial results for its second quarter ended June 30, 2006.

Financial Results

Tumbleweed reported record revenue in Q2-06 of $15.1 million, compared to $12.5 million in Q2-05; a net loss of $950,000, compared to a net loss of $791,000 in Q2-05; and non-GAAP income of $810,000 in Q2-06, compared to non-GAAP income of $37,000 in Q2-05. Net loss per share for each of Q2-06 and Q2-05 was $(0.02). Non-GAAP income per share for Q2-06 was $0.02, compared to $0.00 in Q2-05.

For the first six months of 2006, Tumbleweed reported record revenue of $30.2 million, compared to $24.5 million for the first six months of 2005; a net loss for the first six months of 2006 of $2.0 million, compared to a net loss of $1.9 million in the first six months of 2005; and record non-GAAP income for the first six months of 2006 of $2.3 million, compared to a non-GAAP loss of $134,000 for the first six months of 2005. Net loss per share for each of the first six months of 2006 and 2005 was $(0.04). Non-GAAP income per share for the first six months of 2006 was a record $0.05, compared to a non-GAAP loss per share of $(0.00) in the first six months of 2005.

Key Financial Results:

     o Revenue increased to a record $15.1 million in Q2-06, up 21% from Q2-05.

     o Revenue increased to a record $30.2 million in the first six months of 2006, an increase of 23% over the first six months of 2005.

     o Product revenue increased to $12.7 million in the first six months of 2006, an increase of 31% over the first six months of 2005.

     o Revenue of $2.5 million was recorded in Q2-06 from the license of our patented email firewall technology.

     o    Non-GAAP income in Q2-06 increased to $810,000 from $37,000 in Q2-05.

     o Non-GAAP income in the first six months of 2006 increased to $2.3 million from a non-GAAP loss of $134,000 for the first six months of 2005.

     o Cash increased by $1.4 million during Q2-06 to $28.8 million at June 30, 2006.

     o Cash flow from operations was $1.2 million in the Q2-06. Tumbleweed has achieved positive cash flow from operations in each of the past seven quarters, for a total of $7.5 million during that period.

"I am pleased with the strong financial results for the second quarter and for the first six months of 2006," said James P. Scullion, Chief Executive Officer of Tumbleweed. "During the first half, we focused on operating execution as well as growth initiatives such as channel expansion in North America and internationally."

"During the quarter and the first half, we grew revenue and improved our operating performance. We added significant new customers and made progress on delivering competitive products. We recently released a new version of our MailGate product, including the high-capacity, high-performance MailGate 6500 appliance which we view as a growth driver for our business. In addition, our patent portfolio also demonstrated its value once again," continued Scullion.

"Given our achievements in the first half of this year, we remain optimistic about our prospects for the remainder of 2006 as we continue to execute on our gameplan to become the leader in the secure messaging marketplace," Scullion concluded.

Jim Flatley Appointed as Executive Vice President, Worldwide Sales

Tumbleweed also announced the appointment of Jim Flatley as Executive Vice President, Worldwide Sales. Mr. Flatley most recently served as the Executive Vice President of Sales, Services & Marketing at Network General Corporation. He has held executive sales positions at Aspect Communications, Plumtree Software, Siebel, and AT&T, after starting his career at IBM.

"We are thrilled that Jim Flatley is joining our team," said James P. Scullion, CEO of Tumbleweed. "Throughout his distinguished career he has proven himself to be a dynamic and highly effective executive. His talent, energy and leadership will be indispensable as we grow our worldwide distribution capability in the coming years."

"Tumbleweed is an outstanding company with a great customer base and high potential for future success," said Flatley. "I am excited to join at a time when the company is aggressively expanding its presence in the secure messaging marketplace, and look forward to working with Tumbleweed's customers and partners to help ensure our industry leading products have the most positive impact possible."


Customer Wins and Distribution

During the second quarter of 2006, Tumbleweed added nearly 100 new customers, bringing its total active customer count to approximately 2,000. New customers were primarily in the financial services, health care, and government markets. Additionally, Tumbleweed entered into contracts with approximately 200 existing customers for repeat business, exclusive of maintenance renewals.


Recent Announcements

     o Tumbleweed announced the launch of its MailGate 6500 Email security appliance. The 6500 can process over one million messages per hour, and offers a comprehensive solution for policy-based email security. The 6500 sets new standards for performance, enterprise scalability, and ease-of-use, allowing companies to lower costs by consolidating on fewer appliances and security point-solutions.

     o Tumbleweed's MailGate(R) Secure Messenger and MailGate Appliance 5500 Series were named winners of the Global Excellence Customer Trust Award 2006 in the Secure Email and Anti-Spam categories respectively, by the Info Security Products Guide, a Silicon Valley Communications publication. More than 18,000 end users and prospective customers worldwide were invited to vote for the products they trust the most when it comes to protecting their digital resources.

     o Tumbleweed received the best vendor rating in a recent Gartner MarketScope Email Encryption report. This MarketScope report focused on a specific email encryption market -- the gateway encryption market, in which no desktop software is required by sender or receiver.

     o Tumbleweed announced that IdenTrust, Inc., has certified the Tumbleweed Validation Authority(TM) Server 4.8 as IdenTrust(TM) Compliant for use by all IdenTrust participants. IdenTrust is a leader in trusted identity solutions endorsed by financial institutions, government agencies, and commercial entities.

     o Tumbleweed announced that it was granted a new digital certificate patent on July 4, 2006. Tumbleweed's patent portfolio includes 23 granted U.S. utility patents. The patent portfolio broadly covers secure communication over Internet standards.


Third Quarter 2006 Financial Outlook

"During the second quarter, we received our largest contract for a license to our patented email firewall technology," said Tim Conley, Chief Financial Officer of Tumbleweed. "We do not expect to receive a patent license of a similar amount in the third quarter and our third quarter outlook reflects this factor. However, we continue to expect annual growth year-over-year," Conley concluded.

     o Tumbleweed currently estimates that revenue in the third quarter of 2006 will be between $13.5 million and $15.0 million.

     o Net loss for the third quarter of 2006 is currently expected to be between $2.3 million to $1.1 million, or $(0.05) to $(0.02) per share.

     o Non-GAAP results are currently expected to range from a loss of $400,000 to income of $800,000, or $(0.01) to $0.02 per share. Per share amounts are based on approximately 50.0 million basic and diluted shares. Non-GAAP net loss excludes amortization of intangible assets estimated to be $800,000 and stock-based compensation expense estimated to be approximately $1.1 million.

Conference Call Information

Tumbleweed management will host a conference call at 2:00 p.m. PDT (5:00 p.m.
EDT) today to discuss these results. The call can be accessed by dialing 800-218-0204 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11063931#. Also, the conference call together with supplemental financial information will be available over the Internet at http://www.tumbleweed.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

Non-GAAP Information

The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes amortization of intangible assets, stock-based compensation expense, and merger-related and other costs. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses and to compare Tumbleweed's performance with that of its competitors. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Safe Harbor Statement

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to its expectations about Tumbleweed's financial outlook for the third quarter of 2006 and for the 2006 as a whole, as well as its beliefs about Tumbleweed's opportunity and prospects ahead, the growth of the markets it addresses, and its ability to participate in the growth of those markets. As noted, these results are preliminary and therefore subject to change as Tumbleweed completes its review of the second quarter. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 16, 2006 and Form 10-Q filed May 10, 2006, and such filings for the periods referred to above, to be filed subsequently.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein as of a later date.

About Tumbleweed Communications Corp.

Tumbleweed provides security solutions for email protection, file transfers, and identity validation that allow organizations to safely conduct business over the Internet. Tumbleweed offers these solutions in three comprehensive product suites: MailGate(R), SecureTransport(TM), and Validation Authority(TM). MailGate provides protection against spam, viruses, and attacks, and enables policy-based message filtering, encryption, and routing. SecureTransport enables business to safely exchange large files and transactions without proprietary software. Validation Authority is the world- leading solution for determining the validity of digital certificates. Tumbleweed's enterprise and government customers include, among others, ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the U.S. Food and Drug Administration, the U.S. Department of Defense, and all four branches of the U.S. Armed Forces. Tumbleweed was founded in 1993 and is headquartered in Redwood City, Calif. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Tumbleweed, MailGate, SecureTransport and Validation Authority are either registered trademarks or trademarks of Tumbleweed Communications Corp. in the United States and/or other countries. All other trademarks are the property of their respective owners.

                                      ###

                        Tumbleweed Communications Corp.
                     Condensed Consolidated Balance Sheets
                                 June 30, 2006
                                   (in 000s)


                                                                      6/30/2006       12/31/2005
                                    ASSETS                            unaudited)      (unaudited)
                                    ------                          --------------   --------------

CURRENT ASSETS
  Cash and cash equivalents                                             $  28,811       $  26,952
  Accounts receivable, net                                                  9,059           9,068
  Other current assets                                                      1,698           1,311
                                                                    --------------  --------------
     TOTAL CURRENT ASSETS                                                  39,568          37,331
                                                                    --------------  --------------

Goodwill                                                                   48,074          48,074
Intangible assets, net                                                      2,347           3,978
Property and equipment, net                                                 1,177           1,076
Other assets                                                                  599             645
                                                                    --------------  --------------
                TOTAL ASSETS                                            $  91,765       $  91,104
                                                                    ==============  ==============

                             LIABILITIES & EQUITY
                             --------------------

CURRENT LIABILITIES
  Accounts payable                                                       $    464        $    527
  Accrued liabilities                                                       5,711           6,058
  Accrued merger-related and other costs                                      174             178
  Deferred revenue                                                         18,078          17,935
                                                                    --------------  --------------
     TOTAL CURRENT LIABILITIES                                             24,427          24,698
                                                                    --------------  --------------
LONG TERM LIABILITIES
  Accrued merger-related and other costs, excluding
     current portion                                                            7              55
  Deferred revenue, excluding current portion                               4,567           5,011
  Other long term liabilities                                                  98             123
                                                                    --------------  --------------
     TOTAL LONG TERM LIABILITIES                                            4,672           5,189
                                                                    --------------  --------------
     TOTAL LIABILITIES                                                     29,099          29,887
                                                                    --------------  --------------
STOCKHOLDERS' EQUITY
  Common stock                                                                 51              50
  Additional paid-in capital                                              356,688         353,424
  Treasury stock                                                             (796)           (796)
  Deferred stock compensation expense                                           -            (165)
  Accumulated other comprehensive loss                                       (586)           (593)
  Accumulated deficit                                                    (292,691)       (290,703)
                                                                    --------------  --------------
     TOTAL STOCKHOLDERS' EQUITY                                            62,666          61,217
                                                                    --------------  --------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                $  91,765       $  91,104
                                                                    ==============  ==============


                        Tumbleweed Communications Corp.
                Condensed Consolidated Statements of Operations
                                 June 30, 2006
                        (in 000s, except per share data)


                                                                     Three Months Ended              Six Months Ended
                                                                          June 30,                       June 30,
                                                                        (unaudited)                     (unaudited)
                                                                -----------------------------   ----------------------------
                                                                    2006           2005             2006          2005
                                                                -------------- --------------   ------------- --------------
 REVENUES
  Product revenue                                                    $  5,254       $  5,271       $  12,679       $  9,713
  Service revenue                                                       7,343          6,434          14,598         12,549
  Intellectual property and other revenue                               2,549            841           2,924          2,241
                                                                -------------- --------------   ------------- --------------
   NET REVENUE                                                         15,146         12,546          30,201         24,503
                                                                -------------- --------------   ------------- --------------
 COST OF REVENUE
 Cost of product and service revenue (1)                                2,576          2,057           4,838          3,785
 Amortization of intangible assets                                        489            510             999          1,020
                                                                -------------- --------------   ------------- --------------
 GROSS PROFIT                                                          12,081          9,979          24,364         19,698

 OPERATING EXPENSES
  Research and development (1)                                          3,800          2,979           7,220          5,907
  Sales and marketing (1)                                               6,596          6,358          13,049         12,640
  General and administrative (1)                                        2,593          1,378           5,949          2,920
  Amortization of intangible assets                                       312            321             633            642
  Merger-related and other costs                                            -            (96)              -            (96)
                                                                -------------- --------------   ------------- --------------
 TOTAL OPERATING EXPENSES                                              13,301         10,940          26,851         22,013
                                                                -------------- --------------   ------------- --------------
 OPERATING LOSS                                                        (1,220)          (961)         (2,487)        (2,315)
 Other income, net                                                        301            176             565            405
                                                                -------------- --------------   ------------- --------------
 NET LOSS BEFORE TAXES                                                   (919)          (785)         (1,922)        (1,910)
  Provision for income taxes                                               31              6              66             19
                                                                -------------- --------------   ------------- --------------
 NET LOSS                                                           $    (950)      $   (791)      $  (1,988)      $ (1,929)
                                                                ============== ==============   ============= ==============

BASIC AND DILUTED NET LOSS PER SHARE                                $   (0.02)      $  (0.02)      $   (0.04)      $  (0.04)
                                                                ============== ==============   ============= ==============

RECONCILIATION TO NON-GAAP NET INCOME (LOSS)
NET LOSS                                                            $    (950)      $   (791)      $  (1,988)      $ (1,929)
  Stock-based compensation expense                                        959             93           2,657            229
  Amortization of intangible assets                                       801            831           1,632          1,662
  Merger-related and other costs                                            -            (96)              -            (96)
                                                                -------------- --------------   ------------- --------------
NON-GAAP NET INCOME (LOSS)                                          $     810       $     37       $   2,301       $   (134)
                                                                ============== ==============   ============= ==============

NON-GAAP BASIC AND DILUTED NET INCOME (LOSS) PER SHARE              $    0.02       $   0.00       $    0.05       $  (0.00)
                                                                ============== ==============   ============= ==============

WEIGHTED AVERAGE SHARES:
   BASIC                                                               49,937         48,288          49,803         48,241
   DILUTED                                                             49,937         48,288          49,803         48,241


(1) Stock-based compensation expense under SFAS 123R is classified as follows:

  Cost of product and service revenue                               $      36       $      1       $      77       $      2
  Research and development                                                268             30             527             83
  Sales and marketing                                                     167             25             356             68
  General and administrative                                              488             37           1,697             76
                                                                -------------- --------------   ------------- --------------
                                                                    $     959       $     93       $   2,657       $    229
                                                                ============== ==============   ============= ==============